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Exchange Act of 1934

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Bradley Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

Costa Brava Partnership III L.P.
Roark, Rearden & Hamot, LLC
Roark, Rearden & Hamot Capital Management, LLC
Douglas E. Linton
John S. Ross
Seth W. Hamot

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Costa Brava Partnership III L.P.
c/o Roark, Rearden & Hamot Capital Management, LLC
420 Boylson Street
Boston, Massachusetts 02116

September 29, 2006

To Our Fellow Bradley Stockholders:

          Costa Brava Partnership III L.P. is the largest holder of the outstanding common stock of Bradley Pharmaceuticals, Inc. (NYSE: BDY) (the “Company” or “Bradley”), owning 1,607,700 shares. We are extremely disappointed in the precipitous decline in shareholder value, poor corporate governance standards, and what we believe is a lack of independence on the Board of Directors. We believe that other stockholders share our dissatisfaction with the present state of affairs and ask that you vote for directors that have not been elected by the Glassmans or a committee consisting of a majority of Glassman directors, truly independent directors dedicated to representing the interests of ALL Bradley stockholders.  Bradley’s Board of Directors has overseen our Company as our stock has lost over 60% of its value in the 24 months preceding Costa Brava’s public announcement that it intended to nominate three truly independent directors to Bradley’s board.  The current directors, a majority of whom are elected solely by the Glassman family, have misguided our Company over the past two years, resulting in multiple financial restatements, an SEC investigation and multiple shareholder lawsuits.  In addition, their disregard for the fundamentals of sound corporate governance has caused our Company to receive a corporate governance ranking from Institutional Shareholder Services in the bottom 3.0% of all companies included in the S&P 600.

          We believe it is important to send a strong message that the Company’s public stockholders demand improved attention to good corporate governance principles and want director representatives that are not beholden to the same constituency that the Board is supposed to oversee – senior executives Daniel and Bradley Glassman.  Costa Brava has nominated three candidates for election to the Board of Directors who have no prior affiliation with the Glassmans:  Douglas E. Linton, John S. Ross and Seth W. Hamot (the “Costa Brava Nominees”).  We believe that each of the Costa Brava Nominees is highly qualified to serve as a director of the Company and has the business experience and desire to move Bradley forward in the right direction.  The Costa Brava Nominees are truly independent of Bradley, by which we mean:

•	They meet the Company’s independence criteria;

•	They have no prior affiliations with the Glassmans;

•	They are not materially dependent on the Glassmans for election to the Board; and

•	They have not been selected by Board committees on which a majority of the directors were elected solely by the Glassmans.

          The Board of Directors’ poor corporate governance practices and disappointing performance compels us to believe that change is crucial.  Bradley is no longer a family-owned company with a small stockholder base, but a publicly traded company whose public stockholders own approximately 90% of the equity.  Our Company’s public stockholders demand representation by board members truly independent of the Glassmans to assure the accountability of the Company’s executives.  The Company requires new voices on the Board of Directors – voices that will allow Bradley to move beyond the recent financial restatements and provide increased discipline.  With stronger accountability, we believe the Company will be better suited to operate in ways that maximize stockholder value and improve financial results.

          As the largest holder of Bradley’s outstanding common stock, we have been forced to take action and plan to nominate the three Costa Brava Nominees for election to the Board of Directors.  Please read this letter and our proxy statement carefully.  In it, we make our case for the election of directors truly independent of the Company’s senior management and who are committed to providing a voice for ALL stockholders.  We have done our part in bringing you an alternative slate of nominees.  The rest is up to you.  If you think that it is time for the Board of Directors to be accountable to all stockholders, we urge you to vote for a much needed change by signing, dating and returning the enclosed BLUE proxy card today.

Thank you,

Seth W. Hamot
President, Roark, Rearden & Hamot, LLC,
the general partner of Costa Brava
Partnership III L.P.

          Whether or not you plan to attend the Annual Meeting, we urge you to vote for the election of the three independent Costa Brava Nominees by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope today.  We urge you not to sign or return any proxy card sent to you by the Board of Directors of Bradley.  If you have previously signed a proxy card sent to you by the Board of Directors of Bradley, you can revoke that proxy and vote for the three independent Costa Brava Nominees by signing, dating and returning the enclosed BLUE proxy card in the enclosed postage-paid envelope.

          Remember, if you hold your Bradley shares with a brokerage firm or bank, only they can exercise voting rights with respect to your shares, and only upon receipt of your specific instructions.  Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to vote the BLUE proxy card for the election of the independent candidates nominated by us.

          If you have any questions or require any assistance in executing or delivering your proxy, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free) or (212) 929-5500 (collect).

2006 ANNUAL MEETING OF STOCKHOLDERS
OF
BRADLEY PHARMACEUTICALS, INC.

PROXY STATEMENT
OF
COSTA BRAVA PARTNERSHIP III L.P.
ROARK, REARDEN & HAMOT, LLC
ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC
DOUGLAS E. LINTON
JOHN S. ROSS
SETH W. HAMOT

          We are sending you this Proxy Statement and the accompanying BLUE proxy card because we are soliciting proxies from the stockholders of Bradley Pharmaceuticals, Inc. (“Bradley” or the “Company”) to be used at the Company’s 2006 Annual Meeting of Stockholders, to be held at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, on October 26, 2006 at 9:00 a.m., Eastern Standard time, including any adjournments, postponements or continuations thereof (the “Annual Meeting”).  We are seeking your support for the following:

1.

To elect the nominees of Costa Brava Partnership III L.P. (“Costa Brava”), Douglas E. Linton, John S. Ross and Seth W. Hamot (each a “Costa Brava Nominee” and, collectively, the “Costa Brava Nominees”), to the Board of Directors of the Company, to serve until the next annual meeting or until their respective successors have been duly elected and qualified.  WE RECOMMEND A VOTE FOR THE COSTA BRAVA NOMINEES ON THE ENCLOSED BLUE PROXY CARD.  WE URGE YOU NOT TO VOTE FOR ANY NOMINEES OF BRADLEY’S BOARD OF DIRECTORS AND NOT TO EXECUTE ANY PROXY CARD EXCEPT A BLUE PROXY CARD.

2.

To vote upon a proposal submitted by Costa Brava that requests that the Board of Directors establish a policy of separating, whenever possible, the roles of Chair and Chief Executive Officer, so that an independent director who has not served as an executive officer of the Company serves as Chair of the Board of Directors.  WE RECOMMEND A VOTE FOR THIS PROPOSAL.

3.

To vote upon a proposal recommending that the Board of Directors of the Company consider a recapitalization transaction that adopts a single class of common stock for the Company with equal voting rights, including for the election of the Board of Directors. WE RECOMMEND A VOTE FOR THIS PROPOSAL.

4.

To vote upon a proposal authorizing the Company, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava Nominees in undertaking this solicitation and related litigation described herein. WE RECOMMEND A VOTE FOR THIS PROPOSAL.

5.	To ratify the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

6.	To consider and act upon such other matters as may properly come before the meeting or any adjournments, postponements or continuations thereof.

          As of September 29, 2006, the approximate date on which this Proxy Statement and the BLUE proxy card are being mailed to the Company’s stockholders, the Costa Brava Nominees were the beneficial owners of 1,640,700 shares of common stock, $0.01 par value of Bradley (the “Common Stock”), which represents approximately 9.7% of the outstanding Common Stock as disclosed in the Company’s filing on 10-Q on August 9, 2006.

          Bradley has announced that the record date for determining those stockholders who will be entitled to vote at the Annual Meeting is September 21, 2006.  Bradley’s principal executive offices are located at 383 Route 46 West, Fairfield, New Jersey 07004.

          THIS SOLICITATION IS BEING MADE BY COSTA BRAVA, ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC AND THE COSTA BRAVA NOMINEES AND NOT ON BEHALF OF BRADLEY OR ITS BOARD OF DIRECTORS.

          Any proxy granted pursuant to this solicitation may be revoked by the person granting the proxy at any time before it is voted at the Annual Meeting.  Proxies may be revoked by (i) delivering a written notice of revocation bearing a later date than the proxy, (ii) duly executing and delivering a later dated written proxy relating to the same shares or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).  To be effective, any written notice of revocation or subsequent BLUE proxy should be mailed or delivered to, and received by, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 or Bradley’s corporate secretary before the taking of votes at the Annual Meeting.  If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

          If you previously submitted a WHITE proxy card or voted for the nominees recommended by Bradley’s existing Board of Directors, you may revoke that proxy card and change your vote.  To revoke a WHITE proxy card and change your vote, simply sign, date and return the enclosed BLUE proxy card in the accompanying postage-paid envelope.

          We strongly urge you to REVOKE any WHITE proxy card you may have returned to Bradley and to vote for the three Costa Brava Nominees.  Only the latest dated proxy will be counted in the votes cast at the Annual Meeting.

Attending the Annual Meeting

          As disclosed in the Company’s definitive proxy statement filed with the SEC on September 29, 2006, the Annual Meeting is open to all stockholders or their authorized representatives.  In order to attend the Annual Meeting, you must present an admission ticket.  You may request a ticket in advance by following the instructions below.  Stockholders who do not have admission tickets will be admitted only if they have proof of share ownership.  If you hold shares of common stock in your own name, please signify your intention to attend the Annual Meeting when you vote by checking the appropriate box on your proxy card. If you hold your shares through a broker, bank or other holder of record and plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement) to the Company’s corporate secretary at the above address.

Background for Our Solicitation

          Costa Brava made its initial investment in the Company in February 2005, and today is the owner of approximately 9.5% of the Company’s Common Stock.  As the largest holder of the Company’s Common Stock, we are dissatisfied with the corporate governance practices and troubled state of affairs at the Company.  We believe that a renewed sense of independence is needed on the Board of Directors, and that the Costa Brava Nominees are highly qualified to take on this task.  If elected to the Board of Directors of the Company, the Costa Brava Nominees will be aligned with your interests as a stockholder and will represent ALL stockholders.

A Host of Recent Troubles

          During the past two years, Bradley has been the subject of an array of troubling issues that call into question the effectiveness of the Board’s own performance as well as its oversight of the Company’s senior management, including the following:

•

Serial restatements of financial results.  Not even six months after restating the Company’s financial results for the third quarter of 2004, Bradley announced on July 19, 2006 that it would be restating its financial results for the first quarter of 2006.

•	A failure to file required SEC reports in a timely manner.

•	A Securities and Exchange Commission (“SEC”) inquiry that investigated Bradley’s possible violation of federal securities laws, including the Company’s revenue recognition practices.

•	Numerous federal and state stockholder lawsuits.

          During the 24 month period preceding Costa Brava’s public announcement that it intended to nominate three directors to Bradley’s Board, the Company’s stock lost approximately 60% of its value.  Bradley is now asking its stockholders to reelect six of the eight directors who oversaw the Company during this time.

A Board of Directors that Lacks True Independence of Senior Management

          We do not believe that the current Board of Directors, directors that are beholden to the Glassmans for their positions on the Board, is suited to address these issues effectively to hold senior management accountable or act in the best interests of all stockholders.

•

A majority of the directors are 100% beholden to Daniel Glassman, his wife Iris (the Treasurer and a director of the Company since 1985 who will be stepping down at the Annual Meeting) and son Bradley (the Senior Vice President of Sales and Marketing for the Company) to maintain their positions on the Board of Directors.  The Glassmans own all of the outstanding Class B common stock of the Company (the “Class B Shares”).  Under the Company’s charter and by-laws, the holders of Class B Shares elect a majority of the Board of Directors, although their financial interest in the Company is approximately 10% of the Company’s equity.  A majority of the directors do not have to receive a single vote of the public stockholders to remain as directors of Bradley.  How can these directors truly act independently of senior management, when they are entirely dependent on senior management to maintain their positions?

•

Three of the four members of the Nominating and Corporate Governance Committee of the Board of Directors were elected by the Class B Shares, so even Bradley’s Board nominees for election by holders of the Common Stock have been selected by the Glassman directors.

•	Daniel Glassman is both the Chairman of the Board of Directors and Chief Executive Officer.

•

The Board’s lack of independence fosters a culture of nepotism.  Daniel Glassman (President, Chief Executive Officer and Chairman of the Board), Iris Glassman (a director and Treasurer of the Company until Costa Brava announced its intention to nominate truly independent director candidates) and Bradley Glassman (the Company’s Senior Vice President of Sales and Marketing, who received the second highest compensation of the Company’s executive officers in 2005, lower than only that of his father) owe their positions to ownership of the insider-controlled Class B Shares and a Board of Directors that is beholden to their interests.

          Bradley claims that the Board of Directors is independent and committed to maximizing value for all stockholders, yet:

•

Would directors truly independent of senior managers reward senior management with long-term employment agreements that renew automatically and dramatically increase salaries while financial accounts were being restated, and internal and external inquiries were being conducted, at a cost to our Company of millions of dollars in extra audit and legal expense?  (See pages 27 and 29 through 31 of the Company’s Definitive Proxy Statement.)

•

Would directors truly independent of senior managers allow these long-term employment agreements and increases in compensation during the pendency of an SEC investigation and at a time when the Company wasn’t a current filer with the SEC?  (See pages 29 through 31 of the Company’s Definitive Proxy Statement and page 21 of the Company’s 2005 annual report filed on Form 10-K.)

•

Would directors truly independent of senior managers allow the Company to pay hundreds of thousands of dollars in lease payments to a company controlled by the Glassman family?  (See page 34 of the Company’s Definitive Proxy Statement.)

•

Would directors truly independent of senior managers give Dan Glassman an expense account for which he is completely unaccountable to the Company?  (See page 30 of the Company’s Definitive Proxy Statement.)

We don’t think so.

A History of Dismal Corporate Governance Practices

          Bradley’s dismal corporate governance practices have resulted in the Company receiving a corporate governance ranking from Institutional Shareholder Services in the bottom 3% of all companies in the S&P 600.

•	The Company’s dual class capital structure permits the Glassmans, despite the public stockholders’ ownership of nearly 90% of the Company’s equity, to elect a majority of the Board.

•

A majority of the Nominating and Corporate Governance Committee and Compensation Committee of the Board are composed of directors elected by the Class B Shares.  As a result, the directors with the power to nominate new directors and determine compensation for senior management owe their positions to the Glassmans.

•

The Company has no policy for separating the positions of Chief Executive Officer and Chair of the Board, permitting its executive officers to also serve as Chair, and further strengthening the Glassmans control over Board.

•

The Board of Directors is permitted to increase or decrease the size of the Board without shareholder approval, which as discussed below, recently resulted in the Board being composed in a manner that we believe violated the Company’s charter and by-laws.

•

The Company has a history of related party transactions, including the Company’s rental of its principal executive office from an entity controlled by the Glassmans, and entering into consulting agreements with Board members.

          Despite this overwhelming poor corporate governance record, Bradley now claims that it is committed to improved corporate governance and a desire to maximize shareholder value.    This is just another example of the Company’s repeated pattern of failing to act until being pressured to do so:

•

Bradley failed to hold an annual meeting of stockholders in 2005 as required by Delaware law.  When Bradley announced a “combined 2005 and 2006” annual meeting of stockholders in its June 2006 proxy statement, it did so without following certain notice requirements imposed by the federal securities laws – requirements to protect us, the stockholders.  Bradley was prepared to hold an annual meeting without providing stockholders an opportunity to recommend director nominees or submit stockholder proposals. Only after Costa Brava filed a lawsuit against Bradley did the Company agree to provide stockholders with this opportunity.

•

In violation of the Company’s charter and by-laws, the Board of Directors increased the size of the Board to nine members and permitted the ninth director to be appointed by the directors elected by Class B Shares, not the directors elected by the holders of Common Stock as required by the Company’s organizational documents. Only after Costa Brava filed a lawsuit against Bradley did the Company conform the Board of Directors to the requirements of the Company’s organizational documents.

          In the Company’s definitive proxy statement filed with the SEC on September 29, 2006, Bradley alleges that Costa Brava and Mr. Hamot “continue to attempt to disrupt our normal business operations and divert management’s time and attention.”  Is focusing on sound corporate governance a distraction to the Board?

          Bradley’s recently announced initiatives do nothing to address the fact that the Board of Directors remains beholden to the Glassmans.  A vague commitment to “increase alignment with shareholders’ interests” will not address the fundamental lack of true independence on our Company’s Board of Directors.  That is why we have nominated for election to the Board of Directors three independent nominees who we believe are highly qualified.

          It is important for you to send a message to the Board that it is time to improve corporate governance and performance at our Company, and show them that we will not passively accept the continuing erosion of stockholder value.

Recent Events

          On June 6, 2006, Bradley filed a Proxy Statement with the SEC announcing that it was holding a combined 2005 / 2006 Annual Meeting of Stockholders on July 18, 2006.  In violation of certain notice requirements imposed by the federal securities laws, the Company did not permit stockholders to recommend nominees for election as directors or to submit shareholder proposals prior to the annual meeting.  In the Company’s Proxy Statement, Bradley also impermissibly delegated holders of the Class B Shares the right to elect six (6) out of nine (9) members of the Board of Directors at the annual meeting, not a simple majority as required by the Company’s certificate of incorporation and by-laws.  On June 15, 2006, Costa Brava’s counsel sent a letter to Bradley, requesting that the Company postpone its annual meeting by thirty days and permit stockholders to recommend nominees for election as directors and to submit shareholder proposals for the annual meeting.  The letter also informed Bradley that permitting holders of the Class B Shares (all of which are owned by the Glassman family) to elect six (6) of nine (9) directors violated the Company’s certificate of incorporation and by-laws.  Bradley did not address these matters as requested in the June 15, 2006 letter.

          As a result of Bradley’s failure to respond in any way to Costa Brava’s request, on June 21, 2006, Costa Brava filed a lawsuit against the Company in the United States District Court for the District of Massachusetts.  The suit requested an order postponing the annual meeting for thirty (30) days and requested that the court specifically enforce the provisions of the Company’s certificate of incorporation and by-laws regarding the election of directors.

          On June 22, 2006, only after Costa Brava filed its lawsuit, Bradley filed a Form 8-K with the SEC announcing that the annual meeting would be postponed and that shareholders could submit nominees for director or shareholder proposals to the Company until July 24, 2006.  Costa Brava voluntarily dismissed the suit without prejudice on June 26, 2006.

          On July 18, 2006, Costa Brava delivered a letter to Bradley recommending that the Nominating and Corporate Governance Committee of its Board of Directors consider the highly-qualified slate of Douglas E. Linton, John S. Ross and Seth W. Hamot as nominees for election to the Board of Directors at the Annual Meeting by the holders of Common Stock.  The Notice also provided that in the event that the Nominating and Corporate Governance Committee determined not to nominate the Costa Brava Nominees for election as directors, Costa Brava intended to submit the Costa Brava Nominees for election to the Board of Directors at the Annual Meeting.

          On July 18, 2006, Costa Brava also delivered a demand letter to Bradley pursuant to Section 220 of the Delaware General Corporation Law.  The demand letter requested a copy of the Company’s stockholder list and related materials in connection with Costa Brava’s solicitation of proxies for the Annual Meeting.

          On August 8, 2006, Costa Brava filed a lawsuit against the Company in the Court of Chancery for the State of Delaware (the “Section 211 Complaint”) demanding that the Company hold the annual meeting.  In violation of Delaware law, the Company has not held an annual meeting of stockholders since June 2004.

          As a result of Bradley’s failure to provide the materials requested in Costa Brava’s July 18, 2006 demand letter, on August 9, 2006, Costa Brava filed a lawsuit against the Company in the Court of Chancery for the State of Delaware (the “Section 220 Complaint”) demanding that the Company produce a list of stockholders and related materials in connection with Costa Brava’s solicitation of proxies for the Annual Meeting.

          On August 14, 2006, Costa Brava filed a lawsuit against the Company in the Court of Chancery for the State of Delaware with respect to two distinct violations of stockholders’ rights.  First, Costa Brava sought an order that the Board of Directors, in violation of the Company’s charter and by-laws, expanded the size of the Board from eight to nine seats without permitting the new seat to be appointed by the directors elected by the holders of the Company’s Common Stock.  On a nine member Board of Directors, the Company’s governing documents permit the insider-controlled Class B Shares to elect a simple majority of the Board (not six of the nine seats), and the holders of Common Stock have the right to elect the remainder of the Board. The suit requests that the Court declare the appointment of the most recent director invalid and void and prohibit the Board of Directors from taking further action until it is properly constituted as required by the Company’s governing documents.

          Costa Brava also seeks an order declaring that the Company’s Class B Shares are entitled to one vote per share, not five votes per share as the Company has publicly asserted. In 1998, stockholders of the Company’s predecessor New Jersey corporation approved a proposal to reincorporate in Delaware, including a charter providing that Class B Shares are entitled to one vote per share. Later that year, in a manner not recognized as valid under Delaware law, the Company attempted to amend its charter to provide holders of Class B Shares with five votes per share. Costa Brava seeks an injunction prohibiting the Company and the Board of Directors from presenting proposals to stockholders, soliciting proxies from stockholders, or conducting any stockholder votes in which it takes the position that Class B Shares are entitled to five votes per share.

          On August 17, 2006, the Company filed a Form 8-K with the SEC announcing that effective immediately, C. Ralph Daniel, III M.D. resigned from the Board of Directors.  The Class B directors filled the vacancy created by the resignation of Dr. Daniel by electing Leonard S. Jacob, M.D., previously a Common Stock director, a Class B director.

          On August 22, 2006, the Company agreed to produce the stockholder list and materials requested in the Section 220 Complaint, and on August 23, 2006, the Company announced that it would hold an annual meeting of stockholders on October 26, 2006.  On August 25, 2006, the Section 211 Complaint and Section 220 Complaint were dismissed upon final stipulated orders.

          In each case, Bradley initially failed to address any of these matters.  Only after facing Costa Brava’s lawsuits did Bradley remedy those violations!

          In submitting three nominees to the Company on July 18, 2006, each of who we believe is highly qualified and truly independent to serve as a director of the Company, Costa Brava hoped that the Company would recognize the benefits of a voice for all stockholders on the Board of Directors.  On page 16 of its preliminary proxy statement, the Company asserts: “The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders.  All director candidates, including those recommended by stockholders, are evaluated on the same basis.”   Contrary to the Company’s assertion, the Nominating Committee has neither held any discussions with nor interviewed the Costa Brava Nominees.  We believe that all three of these candidates are highly qualified professionals, possessing the specific skills and experiences needed to lead our Company.  Our nominees looked forward to working closely with other directors in a constructive way to create value for stockholders.  Instead, the Nominating Committee, a majority of which are Glassman elected directors, nominated two candidates of their own choosing, rejecting the opportunity to give the public stockholders a voice.

          Costa Brava has decided that the only course available to protect its interests as a stockholder in Bradley is to move forward with its own slate of directors.

Participants in Solicitation of Proxies

          The following persons are or may be deemed to be participants in the solicitation by Costa Brava with respect to the Annual Meeting, as the term “participant” is defined in the proxy rules promulgated by the SEC (each, a “Participant” and collectively, the “Participants”):  Costa Brava Partnership III L.P., Roark, Rearden & Hamot, LLC, its general partner, Roark, Rearden & Hamot Capital Management, LLC, its investment manager, and each of the Costa Brava Nominees, namely Douglas E. Linton, John S. Ross and Seth W. Hamot.

          The principal business of Costa Brava Partnership III L.P., a Delaware limited partnership, is to make investments in, buy, sell, hold, pledge and assign securities.  Mr. Seth W. Hamot is the president of Roark, Rearden & Hamot, LLC, which is the general partner of Costa Brava.  Roark, Rearden & Hamot Capital Management, LLC is the investment manager to Costa Brava.  Information regarding the Costa Brava Nominees may be found below under “Election of Directors – The Costa Brava Nominees.”  The business addresses and ownership of Bradley securities with respect to each of the Participants is provided in Exhibit A hereto.

          Except as set forth in this Proxy Statement, none of the Participants (i) is, or was within the past year, a party to any contract, arrangement or understanding with any persons with respect to any securities of Bradley, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantee of profit, division of losses or profits, or the giving or withholding of proxies, or (ii) has any arrangement or understanding with any person (A) with respect to any future employment by Bradley or its affiliates or (B) with respect to any future transactions to which Bradley or any of its affiliates may be a party.

Proposal One - Election of Directors

          Bradley’s Board of Directors is currently composed of eight (8) directors.  Each director is elected to hold office until the Company’s next annual meeting of stockholders or until such person is succeeded by another qualified director who has been duly elected.  The holders of the Class B Shares elect a majority of the Board of Directors, with the holders of Common Stock having the right to elect the remainder of the Board of Directors.

          At the Annual Meeting, the owners of Bradley’s Common Stock will elect three (3) directors to serve on the Board of Directors of Bradley until the next annual meeting of stockholders or until he or she is succeeded by another qualified director who has been elected.  The three (3) nominees for director receiving the affirmative vote of a majority of the Company’s Common Stock, either in person at the Annual Meeting or by proxy, will be elected as directors of the Company.

          We are seeking your support for the election of three independent candidates who Costa Brava has nominated for election as directors at the Annual Meeting and believes are highly qualified to serve on the Company’s Board: Douglas E. Linton, John S. Ross and Seth W. Hamot.  Each of the Costa Brava Nominees believes that change is needed today at Bradley.

We strongly recommend a vote FOR each of the Costa Brava Nominees:

          Douglas E. Linton

          John S. Ross

          Seth W. Hamot

          Costa Brava believes that its nominees have extensive experience in private and public investment, corporate governance and business management.  If elected to the Company’s Board of Directors, the Costa Brava Nominees will work to represent the interests of all stockholders.

The Costa Brava Nominees

          Each Costa Brava Nominee has consented in writing to being named as a nominee for election as a director in the proxy materials to be used in connection with the Annual Meeting and, if elected, has consented to serving as a director.  We are unaware of any reason why any Costa Brava Nominee, if elected, would be unable to serve as a director.  If for any reason any Costa Brava Nominee is unable or declines to serve, the BLUE proxy cards solicited by Costa Brava will be voted for any substitute nominee who shall be designated by Costa Brava to fill the vacancy.

          Each Costa Brava Nominee has furnished Costa Brava with information concerning his principal occupation for the preceding five-year period, business addresses and other matters.  None of the Costa Brava Nominees has ever served as an officer, director or employee of Bradley.

          Except as disclosed in this Proxy Statement, (a) there are no arrangements or understandings between any Costa Brava Nominee and any other person pursuant to which such Costa Brava Nominee was selected as a nominee to serve as a director of Bradley or with respect to any future employment by Bradley or any future transactions to which Bradley or any of its affiliates will or may be a party and (b) no Costa Brava Nominee shall receive any form of compensation for serving in the capacity of director of the Company, other than the compensation currently in place for outside directors of Bradley, all subject to required approvals and applicable law.

Douglas E. Linton

          Mr. Douglas E. Linton, age 58, has been self employed as the Managing Member of DEL International Consulting, LLC (“DEL”), a provider of consulting services, since 2002.  Since November 2005, Mr. Linton has provided consulting services through DEL to clients of ValueCentric, LLC, a data management and performance analytics company providing on-demand services to the pharmaceutical industry, and has also acted as an advisor through DEL to

ValueCentric, LLC.  In his work for clients of ValueCentric, LLC, Mr. Linton provides consulting services to branded pharmaceutical manufacturers on Fee-for-Service strategies and the use of wholesaler sales and inventory data.  From August 2005 through December 2005, Mr. Linton was the President of ValueCentric Consulting Group, where he managed consulting projects for the partnership’s clients and provided consulting services through DEL.

          From 2001 through July 2005, Mr. Linton was also a Vice President and part-time employee of Cardinal Health, a provider of pharmaceutical services.  Mr. Linton’s primary responsibilities at Cardinal Health included developing Fee-for-Service programs for smaller branded pharmaceutical manufacturers.  Mr. Linton was previously the senior purchasing executive at Cardinal Health during the 1980s and early 1990s, where he played a key role in developing sophisticated purchasing programs and systems.  Prior to returning to Cardinal Health in 2001, Mr. Linton developed similar programs and systems for two regional drug wholesalers.

          Mr. Linton has the pharmaceutical distribution experience to help Bradley reduce returns to industry norms from their current rate.  Mr. Linton will also help Bradley optimize customer inventory levels, improve distribution for product launches, and utilize data from wholesalers to improve Bradley’s management and control of distribution and returns.

          Mr. Linton graduated with a degree in Economics with honors from the College of Wooster (Ohio) and holds an MBA from Carnegie-Mellon University.

John S. Ross

          Mr. John S. Ross, age 48, has been employed by Dual, Inc. since 1982 and currently serves as its President.  Dual, Inc. is a provider of business services.

          Mr. Ross was a co-founder, investor and board member of MetaWorks Inc., a provider of research services to the pharmaceutical and biopharmaceutical industries, and government agencies. MetaWorks, formed in 1993, is a healthcare information management business providing clients with state-of-the-art statistical techniques, particularly meta-analyses and cross design syntheses, to evaluate clinical data. MetaWorks helped pharmaceutical companies position products to maximize return on investment, and aided regulatory agencies in determining the efficacy and effectiveness of drug regimens. MetaWorks’ systematic reviews and meta-analytic services can be employed to support regulatory approvals and product claims, establish competitive knowledge, assist management in making strategic clinical research decisions, and establish pharmacoeconomic claims.  Clients of MetaWorks include pharmaceutical and device firms, hospital chains, as well as regulatory, education and research agencies of domestic and international governments.  In 1997 MetaWorks was the only private, for-profit organization designated by the Agency for Healthcare Research and Quality (AHRQ) as an Evidence-Based Practice Center (EPC).  Earlier in 2006, Mr. Ross sold his interest in MetaWorks to a larger, global provider of evidence-based services and information to the pharmaceutical and life sciences industries.

          The experience Mr. Ross gained from his years at MetaWorks Inc. will aid Bradley in the effective 2007 implementation, in conjunction with MediGene, of the new Polyphenon E

Ointment products.  Mr. Ross is also qualified to help Bradley maintain a drug portfolio with increased patent protection going forward.

          Dual, Inc. and its subsidiaries also provide services in the areas of construction, payroll and human resources.

          Mr. Ross graduated with a Bachelors of Commerce from McMaster University in Ontario, Canada, and received an MBA from Boston University.  Mr. Ross also completed Harvard Business School’s Owner/President Management (OPM) Program.

Seth W. Hamot

          Mr. Seth W. Hamot, age 44, has been the Managing Member of Roark, Rearden & Hamot Capital Management, LLC (“RRHCM”) and the owner of its corporate predecessor Roark, Rearden & Hamot, Inc. since 1997.  RRHCM is the investment manager to Costa Brava Partnership III L.P. (“Costa Brava”), an investment fund specializing in undervalued securities, turn-around situations, defaulted and distressed debt and complex litigation.  Mr. Hamot is also the President of Roark, Rearden & Hamot, LLC, the general partner of Costa Brava.  Prior to 1997, Mr. Hamot was one of the partners of the Actionvest entities.  Mr. Hamot has served as a director of distressed firms and on creditor committees of bankrupt companies.

          Mr. Hamot graduated with a degree in Economics from Princeton University.

Common Stock Ownership / Option Transactions of the Participants

          As of the record date, the Participants collectively reported beneficial ownership of 1,640,700 shares of Common Stock, or approximately 9.7% of the outstanding Common Stock of Bradley.  The beneficial ownership of each Costa Brava Nominee and each other Participant in this proxy solicitation is set forth as of September 29, 2006 in Exhibit A hereto.  For information regarding all Bradley securities purchased or sold by the Participants in the last two years, including the purchase and sale of certain call and put options by Costa Brava, see Exhibit B attached hereto.

Additional Information Regarding the Costa Brava Nominees

          Costa Brava intends to enter into an indemnification agreement with each Costa Brava Nominee (the “Indemnification Agreements”).  The Indemnification Agreements provide that Costa Brava will indemnify each Costa Brava Nominee from and against any losses incurred by any Costa Brava Nominee arising from such Costa Brava Nominee’s role as a nominee, with certain exceptions.

          Costa Brava paid each of Mr. Linton and Mr. Ross $25,000 in consideration of their agreement to stand as nominees for election to the Board of Directors at the Annual Meeting.

          Except as set forth in this Proxy Statement, (i) no Costa Brava Nominee has any family relationships with any executive officer or director of Bradley or each other, (ii) no Costa Brava

Nominee is in any legal proceedings in which he is adverse to Bradley, (iii) no Costa Brava Nominee has a material interest adverse to Bradley, (iv) there have been no transactions between any of the Costa Brava Nominees or their immediate families and Bradley or any of its subsidiaries since the beginning of Bradley’s last fiscal year and (v) no Costa Brava Nominee has been indebted to Bradley or any of its subsidiaries since the beginning of Bradley’s last fiscal year.

PROPOSAL TWO – SEPARATION OF THE ROLES OF CHAIRMAN AND
CHIEF EXECUTIVE OFFICER

Resolved:    That the stockholders of Bradley Pharmaceuticals, Inc. request that the Board of Directors establish a policy of, whenever possible, separating the roles of Chairman and Chief Executive Officer, so that an independent director who has not served as an executive officer of the Company serves as Chair of the Board of Directors.

Supporting Statement from Costa Brava

          It is the proponents’ opinion that to insure the continued success of Bradley Pharmaceuticals, Inc. (the “Company”), the position of Chairman of the Board must be held by an independent director. The Company’s founder, Mr. Glassman, currently holds the positions of Chairman, President, and Chief Executive Officer (“CEO”). Further, Mr. Glassman’s spouse serves as a director, and his son serves as an Executive Vice president of the Company. It is a fundamental responsibility of the Board of Directors to protect shareholders’ interests by providing independent oversight of management, including the CEO and Executive Vice President. This role may be compromised when the CEO is also the Chairman of the very Board charged with evaluating his or her performance and the performance of his or her family members. Separating the positions of Chairman of the Board and CEO avoids this conflict of interest.

          Recent high profile allegations of corporate mismanagement at other companies, as well as the recent restatement of the Company’s financial statements have convinced Costa Brava that the Company must address this conflict preemptively before further problems arise. Implementation of this proposal will reassure investors that the Company is committed to good corporate governance and the interests of shareholders. It is therefore imperative that the Company act to separate the positions of Chairman of the Board and CEO.

WE RECOMMEND A VOTE FOR PROPOSAL 2.

PROPOSAL THREE – RECAPITALIZATION TRANSACTION

Resolved:   That the Board of Directors of the Company consider a recapitalization transaction that adopts a single class of common stock for the Company with equal voting rights, including for the election of the Board of Directors.

Supporting Statement from Costa Brava

          Under the current certificate of incorporation and by-laws of the Company, holders of Class B Shares are permitted to elect a majority of the Board of Directors.  The dual class capital structure at Bradley reduces accountability of the Board of Directors to the Company’s public stockholders, who own approximately 90% of the Company’s equity value, and provides holders of Class B Shares with voting power that is disproportionate to their financial interest in the Company.  By permitting Company insiders to maintain disproportionate voting power, particularly with respect to the election of directors, we believe that the Board of Directors’ independence is significantly compromised.  Adopting a single class of common stock would permit stockholders to have a voice that is proportionate to their financial interest in the Company.

WE RECOMMEND A VOTE FOR PROPOSAL 3.

PROPOSAL FOUR – REQUEST FOR REIMBURSEMENT OF
SOLICITATION EXPENSES

Resolved:  To authorize the Company, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava Nominees in undertaking this solicitation and related litigation described herein.

Supporting Statement from Costa Brava

          As an owner of Bradley’s Common Stock since February 2005, we believe that the current Board of Directors has failed to best represent the interests of ALL stockholders of the Company and cannot be expected to do so in the future.  In nominating Douglas E. Linton, John S. Ross and Seth W. Hamot as nominees for election by the holders of Common Stock, we believe we have brought our fellow stockholders three highly qualified, independent individuals with both the business experience and desire to move our Company forward in the right direction.  If elected to the Board of Directors, the Costa Brava Nominees will provide a voice for ALL stockholders.  The Costa Brava Nominees have no interest in Bradley other than their ownership of Common Stock, and their interests are completely aligned with yours.

          Costa Brava and the Costa Brava Nominees have incurred significant fees and expenses in undertaking this solicitation, as well as related ligitation that we described herein under “Recent Events.” These costs are described below in the section entitled “Solicitation.” We respectfully request that you authorize the Company, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava Nominees in undertaking this solicitation, as well as related litigation described under “Recent Events” and $50,000 paid to our nominees in connection with their agreement to serve as Costa Brava Nominees.

WE RECOMMEND A VOTE FOR PROPOSAL 4.

Proposal 5 – Ratification of Appointment of Independent Registered
Public Accounting Firm

          According to the Company’s definitive proxy statement filed with the SEC on September 29, 2006, the Audit Committee of the Board of Directors has selected Grant Thornton LLP as the independent registered public accounting firm to perform the audit of the Company’s financial statements for the fiscal year ending December 31, 2006. Grant Thornton audited the Company’s financial statements for 2003, 2004 and 2005. Grant Thornton is a registered public accounting firm.

          The Board of Directors of the Company is asking the stockholders to ratify the selection of Grant Thornton as the Company’s independent registered public accounting firm for 2006.

Other Matters

          As of the date of this Proxy Statement, we are not aware of any matter that will be presented for consideration at the Annual Meeting.  Should other matters properly come before the Annual Meeting, the enclosed BLUE proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such matters and on all matters incident to the conduct of the Annual Meeting.  Such discretionary authority will include the ability to vote shares on any proposal to adjourn the Annual Meeting.  The proxies named on the accompanying BLUE proxy cards will not use such discretionary authority to vote the proxies for matters for which the Participants are aware a reasonable time before the Annual Meeting.

Additional Information

          Bradley’s definitive proxy statement relating to the Annual Meeting sets forth information regarding (i) the beneficial ownership of securities of Bradley by (A) any person known to Bradley to beneficially own 5% or more of any class of voting securities of Bradley; (B) each current Board director and executive officer of Bradley; and (C) all directors and executive officers of Bradley as a group; and (ii) Bradley’s directors and management, including information relating to management compensation.

Deadline for Submitting Stockholder Proposals for the 2007 Annual Meeting

          As disclosed in the Company’s definitive proxy statement filed with the SEC on September 29, 2006, stockholder proposals to be included in the Company’s proxy statement for the 2007 Annual meeting of Stockholders must be received by the Company at its executive offices at Bradley, Pharmaceuticals, Inc., 383 Route 46 West, Fairfield, New Jersey 07004 by no later than January 15, 2007.  Nominations for director or other business proposals to be introduced at the 2007 Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at its principal executive offices.  A notice of intention to introduce a nomination or to propose an item of business at the 2007 Annual Meeting of Stockholders must be received by the Company not later than January 15, 2007.

Voting Procedures

          According to the transfer agent of Bradley, as of the record date, Bradley had 16,875,084 outstanding shares of Common Stock.

          You may vote FOR ALL of the Costa Brava Nominees, you may withhold authority for all, or you may withhold authority for any individual Costa Brava Nominee.

          The proxy holders identified in the BLUE proxy card accompanying this Proxy Statement will vote the accompanying proxy card in the manner directed by the signing stockholder.  If no direction is made, shares represented by the accompanying proxy card will be voted FOR the election of the Costa Brava Nominees as directors of Bradley.  With respect to other matters that may properly come before the Annual Meeting, or at any postponement or adjournment thereof, the proxy holders identified in the accompanying BLUE proxy card will vote shares represented by the BLUE proxy card in accordance with the proxies’ discretion.  To the extent that other matters properly come before the Annual Meeting that do not fall within the proxies’ voting discretion, the named proxies may not vote the shares represented by the accompanying BLUE proxy card on such matters.  To the extent that approval of such matters requires the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon that are present at the Annual Meeting, the effect of shares not voted would be the same as a vote against the proposal.

          REMEMBER, YOUR LATEST DATED PROXY IS THE ONLY ONE WHICH COUNTS, so return the BLUE proxy card accompanying this Proxy Statement even if you delivered a prior proxy to Bradley.  We urge you NOT to vote any proxy card sent to you by the Board of Directors of Bradley.

          If you are the beneficial owner of shares held through a broker or other nominee, your broker or nominee should provide you with information regarding the methods by which you can direct your broker or nominee to vote your shares.  Your broker or nominee might send you, for example, a voting instruction card to be completed, signed, dated and returned to your broker or nominee by a date in advance of the meeting, and/or information on how to communicate your voting instructions to your broker or nominee by telephone or over the Internet.

          We encourage you to sign and return the BLUE proxy card even if you plan to attend the Annual Meeting.  In this way, your shares will be voted if you are unable to attend the Annual Meeting.  If you received more than one BLUE proxy card, it is a likely indication that your shares are held in multiple accounts.  Please sign and return all BLUE proxy cards to ensure that all of your shares are voted.

Quorum Requirement

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a proxy card.

          According to Bradley’s publicly available by-laws, a majority of the outstanding shares of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business.  This is called a “quorum.”  Pursuant to a stipulated final order of the Delaware Court of Chancery, for purposes of the Annual Meeting, a quorum will be the shares of Bradley stock represented at the Annual Meeting, either in person or by proxy, and entitled to vote thereat, notwithstanding any provision of Bradley’s certificate of incorporation or by-laws.

Consequences of Not Returning Your Proxy

          If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals.

          If you are the beneficial owner of shares held though a broker or other nominee, we encourage you to provide instructions to your brokerage firm or nominee to vote your shares for the Costa Brava Nominees.  This ensures that your shares will be voted at the Annual Meeting.

           Rule 452 of the New York Stock Exchange permits a broker member to vote on certain routine, uncontested matters without specific instructions from the beneficial owners so long as the broker has transmitted proxy material to the beneficial owner at least 15 days prior to the annual meeting of stockholders. It is our view to the extent that we distribute material to the brokers for forwarding on to beneficial owners, the election of directors becomes a contested item and therefore the brokers will not issue a “routine” vote on behalf of the beneficial owners that have not instructed the brokers as to how they wish to vote on the election of directors. If a beneficial owner wishes to vote, they must provide the broker with specific instruction to vote.

Effect of Abstentions

          Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

          Each share of Common Stock is entitled to one vote.  In the election of directors, each stockholder has the right to vote the number of shares owned by such stockholder for as many persons as there are directors to be elected by holders of Common Stock.  Stockholders do not have the right to cumulate votes.

          Assuming a quorum is present, the three (3) nominees receiving an affirmative majority of “FOR” votes by holders of Common Stock, present at the Annual Meeting in person or by proxy, will be elected as directors.

Appraisal Rights

          Bradley’s stockholders have no appraisal rights under the General Corporation Law of the State of Delaware in connection with the election of directors.

Solicitation

          These proxies are being solicited by Costa Brava and the Costa Brava Nominees.  Copies of solicitation material will be furnished without charge to banks, brokerage houses, fiduciaries and custodians holding in their name shares of Common Stock beneficially owned by others to forward to such beneficial owners.  As part of the solicitation, the Participants may communicate with stockholders of Bradley by mail, courier services, Internet, advertising, telephone, facsimile or in person.  Other than as disclosed in this Proxy Statement, Costa Brava and the Costa Brava Nominees will receive no additional compensation for their solicitation efforts.  In addition, Costa Brava has retained MacKenzie Partners, Inc. (“MacKenzie”) to solicit proxies, and Costa Brava will pay a fee for those services, which is estimated to be up to $100,000.  MacKenzie anticipates that it will use approximately 50 persons in its solicitation efforts.

          Costa Brava will initially bear the entire cost of this solicitation.  Although no precise estimate can be made at the present time, we currently estimate that the total expenditures relating to this proxy solicitation incurred by Costa Brava and the Costa Brava Nominees will be approximately $850,000, of which approximately $550,000 has been spent to date, including approximately $150,000 relating to litigation in which Costa Brava is a party as described under “Recent Events” and $50,000 paid to our nominees in connection with their agreement to serve as Costa Brava Nominees. In Proposal 4 of this Proxy Statement, Costa Brava is seeking approval of the Company’s stockholders to authorize the Company, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse all expenses of Costa Brava and the Costa Brava Nominees incurred in connection with the nomination of the Costa Brava Nominees and this solicitation.

Additional Information

          The information concerning Bradley contained in this Proxy Statement has been taken from, or is based upon, publicly available information.  Although we do not have any information that would indicate that any information contained in this Proxy Statement concerning Bradley is inaccurate or incomplete, we do not take responsibility for the accuracy or completeness of such information.  With respect to each of the Costa Brava Nominees, any representation contained herein relating to the immediate family of such Costa Brava Nominee is made only to the extent of his knowledge.

          Bradley files annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that the Company files with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  These SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov.

          Costa Brava has filed a Schedule 13D, as amended, with the SEC, the exhibits of which include some of Costa Brava’s correspondence with Bradley concerning the matters described herein.  These materials may be accessed from the SEC’s website free of charge.

September 29, 2006

Exhibit A

INFORMATION ABOUT THE PARTICIPANTS
IN THIS SOLICITATION OF PROXIES

Name and Business Address	Number of Shares of Common Stock Directly Owned(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class Beneficially Owned(2)

Costa Brava Partnership III L.P. 420 Boylston Street Boston, MA 02116	1,607,700	1,640,700(3)	9.7%

Roark, Rearden & Hamot, LLC(4) 420 Boylston Street Boston, MA 02116	0	1,640,700(5)	9.7%

Roark, Rearden & Hamot Capital Management, LLC(6) 420 Boylston Street Boston, MA 02116	0	0	--

Seth W. Hamot 420 Boylston Street Boston, MA 02116	33,000(7)	1,640,700(8)	9.7%

Douglas E. Linton 4009 St. Charles Drive Birmingham, Alabama 35242	0	0	--

John S. Ross 6 Huron Drive Natick, MA 01760	0	0	--

(1)  Except as otherwise indicated, all shares are held with sole voting and disposition rights.

(2)  The percentage of ownership is based upon 16,845,084 issued and outstanding shares of Common Stock as reported by Bradley in its filing on Form 10-Q with the SEC on August 9, 2006.

(3)  Costa Brava disclaims beneficial ownership of 33,000 of such shares that are owned by separate accounts that are deemed to be beneficially owned by Mr. Hamot.

(4)  Roark, Rearden & Hamot, LLC (“RRH”) is the general partner of Costa Brava Partnership III L.P.

(5)  RRH disclaims beneficial ownership of 33,000 of such shares that are owned by separate accounts that are deemed to be beneficially owned by Mr. Hamot.

(6)  Roark, Rearden & Hamot Capital Management, LLC is the investment manager to Costa Brava Partnership III L.P.

(7)  These shares are owned by separate accounts that are deemed to be beneficially owned by Mr. Hamot.

(8)  Mr. Hamot, as the President of Roark, Rearden & Hamot, LLC, the general partner of Costa Brava, may control its voting and investment decisions and thus may be deemed to have beneficial ownership of the 1,607,700 shares held by Costa Brava.

Exhibit B

TRANSACTIONS WITHIN THE PAST TWO YEARS BY THE PARTICIPANTS
IN THIS SOLICITATION OF PROXIES

          The Participants have made the following purchases and sales of Bradley’s securities in the past two years:

          During the past two years, Costa Brava Partnership III L.P. purchased the following shares of Common Stock of the Company:

Transaction	Date	Shares	Price ($)

Purchase	2/17/2005	25,000	13.31
Purchase	2/22/2005	22,200	13.25
Purchase	2/23/2005	2,800	13.24
Purchase	2/28/2005	35,000	10.25
Purchase	3/2/2005	18,200	9.00
Purchase	3/4/2005	25,000	8.23
Purchase	3/4/2005	5,000	8.33
Purchase	3/7/2005	100,000	8.75
Purchase	3/9/2005	20,000	8.81
Purchase	3/11/2005	25,000	8.60
Purchase	3/11/2005	45,800	8.70
Purchase	3/14/2005	63,200	8.97
Purchase	3/14/2005	50,000	9.08
Purchase	3/15/2005	50,000	9.30
Purchase	3/15/2005	25,000	9.61
Purchase	3/16/2005	40,000	10.25
Purchase	3/16/2005	15,000	10.08
Purchase	3/17/2005	15,500	10.13
Purchase	3/18/2005	10,000	9.47
Purchase	3/18/2005	20,000	9.89
Purchase	3/21/2005	15,000	9.41
Purchase	3/21/2005	10,000	9.55
Purchase	3/24/2005	5,000	9.78
Purchase	3/24/2005	10,000	9.69
Purchase	3/29/2005	17,100	9.57
Purchase	4/1/2005	10,200	9.37
Purchase	4/5/2005	7,000	9.10
Purchase	4/6/2005	15,000	9.24
Purchase	4/15/2005	5,300	8.94
Purchase	4/26/2005	6,800	9.05
Purchase	4/27/2005	16,000	9.04
Purchase	4/29/2005	4,500	9.05
Purchase	4/29/2005	20,000	9.14
Purchase	4/29/2005	10,000	9.19
Purchase	5/11/2005	5,000	8.43

Transaction	Date	Shares	Price ($)

Purchase	5/17/2005	25,000	7.87
Purchase	5/19/2005	2,500	8.01
Purchase	5/20/2005	7,400	8.27
Purchase	5/23/2005	5,000	8.59
Purchase	5/24/2005	10,000	8.83
Purchase	5/25/2005	4,000	9.00
Purchase	6/7/2005	15,000	10.95
Purchase	6/8/2005	25,000	10.72
Purchase	6/9/2005	24,000	10.64
Purchase	6/10/2005	6,100	10.59
Purchase	6/15/2005	10,200	10.85
Purchase	6/16/2005	12,600	10.81
Purchase	6/28/2005	10,000	10.81
Purchase	7/15/2005	44,900	10.41
Purchase	8/8/2005	4,000	10.93
Purchase	8/9/2005	9,400	10.97
Purchase	8/10/2005	15,000	10.92
Purchase	8/26/2005	6,000	10.63
Purchase	8/30/2005	10,000	10.81
Purchase	8/31/2005	10,000	10.76
Purchase	9/28/2005	25,000	10.78
Purchase	9/30/2005	10,000	10.87
Purchase	10/5/2005	18,100	10.59
Purchase	10/6/2005	10,200	10.49
Purchase	10/7/2005	10,000	10.50
Purchase	10/12/2005	10,000	9.87
Purchase	10/12/2005	7,300	10.07
Purchase	10/14/2005	5,000	10.95
Purchase	10/14/2005	10,000	11.40
Purchase	10/21/2005	10,000	11.54
Purchase	11/15/2005	10,000	12.55
Purchase	11/16/2005	10,000	12.64
Purchase	12/2/2005	10,000	12.32
Purchase	12/8/2005	10,000	12.54
Purchase	12/9/2005	15,000	12.60
Purchase	12/12/2005	110,000	10.91
Purchase	12/14/2005	60,000	9.86
Purchase	12/15/2005	25,000	10.06
Purchase	12/15/2005	50,000	10.08
Purchase	1/31/2006	35,000	11.68
Purchase	5/22/2006	25,000	12.87
Purchase	5/22/2006	5,000	12.92
Purchase	6/23/2006	75,000	12.08
Purchase	6/26/2006	25,000	11.50
Purchase	6/28/2006	1,400	15.00
TOTAL		1,607,700

          During the past two years, accounts that are deemed to be beneficially owned by Mr. Hamot made the following purchases of Common Stock of the Company.  Costa Brava Partnership III L.P. disclaims beneficial ownership of these shares.

Transaction	Date	Shares	Price

Purchase	3/8/2005	2,000	8.88
Purchase	4/6/2005	2,000	9.319
Purchase	4/12/2005	1,000	9.12
Purchase	4/12/2005	1,000	9.14
Purchase	4/12/2005	1,000	9.16
Purchase	4/12/2005	1,400	9.127
Purchase	4/12/2005	100	9.08
Purchase	4/12/05	500	9.2
Purchase	4/25/2005	3,300	8.96
Purchase	4/25/2005	1,400	8.881
Purchase	4/25/2005	300	8.95
Purchase	10/11/2005	7,000	10.188
Purchase	12/2/2005	5,000	12.21
Purchase	1/31/2006	1,000	11.996
Purchase	4/10/2006	5,000	13.19
Purchase	4/10/2006	1,000	13.497
TOTAL		33,000

          Costa Brava Partnership III L.P. was previously party to the following call options with respect to Common Stock of the Company.  Each contract was with respect to 100 shares of Common Stock.

Transaction	Date of Transaction	Number of Contacts Bought (Sold)	Price per Underlying Share ($)	Contract Description

Buy	5/16/2005	100	0.33	July 2005 $10.00 Call
Buy	5/17/2005	400	0.31	July 2005 $10.00 Call
Buy	5/19/2005	80	0.33	July 2005 $10.00 Call
Buy	5/20/2005	51	0.43	July 2005 $10.00 Call
Buy	5/25/2005	118	0.53	July 2005 $10.00 Call
Buy	9/6/2005	35	1.53	Oct 2005 $10.00 Call
Buy	9/6/2005	30	1.53	Oct 2005 $10.00 Call
Buy	9/6/2005	35	1.53	Oct 2005 $10.00 Call
Buy	9/6/2005	25	0.38	Oct 2005 $12.50 Call
Buy	9/6/2005	5	0.38	Oct 2005 $12.50 Call
Buy	9/6/2005	15	0.38	Oct 2005 $12.50 Call
Buy	9/6/2005	20	0.38	Oct 2005 $12.50 Call
Buy	9/6/2005	25	0.38	Oct 2005 $12.50 Call
Buy	9/6/2005	25	0.38	Oct 2005 $12.50 Call

Transaction	Date of Transaction	Number of Contacts Bought (Sold)	Price per Underlying Share ($)	Contract Description

Buy	9/6/2005	20	0.38	Oct 2005 $12.50 Call
Buy	9/6/2005	25	0.38	Oct 2005 $12.50 Call
Buy	9/6/2005	30	0.38	Oct 2005 $12.50 Call
Buy	9/7/2005	25	0.38	Oct 2005 $12.50 Call
Buy	5/1/2006	90	0.69	May 2006 $15.00 Call
Buy	5/1/2006	25	0.25	May 2006 $17.50 Call
Buy	5/1/2006	30	0.35	Jun 2006 $17.50 Call
Buy	5/12/2006	201	0.25	Jun 2006 $17.50 Call
Sell	6/7/2005	100	1.24	July 2005 $10.00 Call
Sell	6/7/2005	200	1.24	July 2005 $10.00 Call
Sell	7/18/2005	200	0.38	July 2005 $10.00 Call
Sell	7/18/2005	80	0.38	July 2005 $10.00 Call
Sell	7/18/2005	51	0.38	July 2005 $10.00 Call
Sell	7/18/2005	118	0.38	July 2005 $10.00 Call
Sell	10/21/2005	35	1.53	Oct 2005 $10.00 Call
Sell	10/21/2005	30	1.53	Oct 2005 $10.00 Call
Sell	10/21/2005	35	1.53	Oct 2005 $10.00 Call
Expired	10/24/2005	25	-	Oct 2005 $12.50 Call
Expired	10/24/2005	5	-	Oct 2005 $12.50 Call
Expired	10/24/2005	15	-	Oct 2005 $12.50 Call
Expired	10/24/2005	20	-	Oct 2005 $12.50 Call
Expired	10/24/2005	25	-	Oct 2005 $12.50 Call
Expired	10/24/2005	25	-	Oct 2005 $12.50 Call
Expired	10/24/2005	20	-	Oct 2005 $12.50 Call
Expired	10/24/2005	25	-	Oct 2005 $12.50 Call
Expired	10/24/2005	30	-	Oct 2005 $12.50 Call
Expired	10/24/2005	25	-	Oct 2005 $12.50 Call
Expired	5/22/2006	90	-	May 2006 $15.00 Call
Expired	5/22/2006	25	-	May 2006 $17.50 Call
Expired	6/19/2006	30	-	Jun 2006 $17.50 Call
Expired	6/19/2006	201	-	Jun 2006 $17.50 Call

          Costa Brava Partnership III L.P. was or is party to the following put options with respect to Common Stock of the Company.  Each contract was or is with respect to 100 shares of Common Stock.  Upon the exercise of a contract by a holder, Costa Brava is obligated to purchase Common Stock from the holder at the price per share set forth under the heading “Contract Description”.

Transaction	Date of Transaction	Number of Contacts Bought (Sold)	Price per Underlying Share ($)	Contract Description

Sale	12/15/2005	275	0.57	Jan 2006 $10.00 Put
Sale	5/2/2006	70	1.15	Nov 2006 $12.50 Put
Sale	5/12/2006	125	0.89	Aug 2006 $12.50 Put
Sale	5/12/2006	311	1.20	Nov 2006 $12.50 Put
Sale	5/12/2006	200	2.45	Nov 2006 $15.00 Put
Expired	1/23/2006	275	-	Jan 2006 $10.00 Put
Covered	6/28/2006	14[1]	2.44	Nov 2006 $15.00 Put
Covered	7/19/2006	25[2]	2.80	Aug 2006 $12.50 Put
Covered	7/19/2006	100[3]	2.85	Aug 2006 $12.50 Put
Covered	7/19/2006	100[4]	5.40	Nov 2006 $15.00 Put
Covered	7/19/2006	50[5]	5.30	Nov 2006 $15.00 Put

[1]Upon the exercise of fourteen (14) contracts by a holder, Costa Brava became obligated to purchase 1,400 shares of Common Stock from the holder at a purchase price of $15.00 per share.  One hundred eighty six (186) of the contracts (November 2006 $15.00 Put) written and sold by Costa Brava on May 12, 2006 remain outstanding following such exercise.

[2]Costa Brava purchased 25 contracts (August 2006 $12.50 put) at a price of $2.80 per underlying share.  This purchase covers Costa Brava’s obligations under an equivalent number of contracts (August 2006 $12.50 put) that Costa Brava sold on May 12, 2006.

[3] Costa Brava purchased 100 contracts (August 2006 $12.50 put) at a price of $2.85 per underlying share.  This purchase covers Costa Brava’s obligations under an equivalent number of contracts (August 2006 $12.50 put) that Costa Brava sold on May 12, 2006.

[4] Costa Brava purchased 100 contracts (November 2006 $15.00 put) at a price of $5.40 per underlying share.  This purchase covers Costa Brava’s obligations under an equivalent number of contracts (November 2006 $15.00 put) that Costa Brava sold on May 12, 2006.

[5] Costa Brava purchased 50 contracts (November 2006 $15.00 put) at a price of $5.30 per underlying share.  This purchase covers Costa Brava’s obligations under an equivalent number of contracts (November 2006 $15.00 put) that Costa Brava sold on May 12, 2006.

[Back Cover]

          Tell the Board what you think!  Your vote is important.  No matter how many shares you own, please give Costa Brava your proxy FOR the election of the Costa Brava Nominees and Proposals 2, 3 and 4 by taking three steps:

•	SIGNING the enclosed BLUE proxy card,

•	DATING the enclosed BLUE proxy card, and

•	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

          If any of your shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions.  Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card representing your shares.  Costa Brava urges you to confirm in writing your instructions to Costa Brava in care of MacKenzie Partners, Inc. at the address provided below so that Costa Brava will be aware of all instructions given and can attempt to ensure that such instructions are followed.

          If you have any questions, require assistance in voting your shares, or need additional copies of Costa Brava’s proxy materials, please call MacKenzie Partners at the phone numbers listed below.

[MacKenzie LOGO]

105 Madison Avenue
New York, NY 10016
savebradley@mackenziepartners.com
(212) 929-5500 (call collect)
or
TOLL-FREE (800) 322-2885

BRADLEY PHARMACEUTICALS, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS

PROXY

THIS PROXY IS SOLICITED BY COSTA BRAVA PARTNERSHIP III L.P.

AND NOT BY THE BOARD OF DIRECTORS OF BRADLEY

PHARMACEUTICALS, INC.

          The undersigned stockholder of Bradley Pharmaceuticals, Inc. (the “Company”) hereby appoints Seth W. Hamot, Andrew R. Siegel and Jeffrey R. Katz or any of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all shares of common stock of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Stockholders which the Company has announced will be held at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, on Thursday, October 26, 2006, at 9:00 a.m., Eastern Standard time, and at any adjournment(s) and postponement(s) thereof.

          The undersigned hereby revokes any and all other proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE COSTA BRAVA NOMINEES LISTED ON THE REVERSE SIDE HEREOF, OR IN ACCORDANCE WITH THE PROXIES’ DISCRETION TO VOTE FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND VOTED FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

PLEASE RETURN THIS BLUE PROXY CARD,
USING THE ENCLOSED POSTAGE-PAID ENVELOPE

Proposal One – Election of Directors

          Costa Brava recommends a vote FOR the election of Douglas E. Linton, John S. Ross and Seth W. Hamot as members of the Board of Directors.

TO ELECT MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THE ELECTION AND QUALIFICATION OF EACH OF THEIR SUCCESSORS.

THE COSTA BRAVA NOMINEES ARE:

Douglas E. Linton
John S. Ross
Seth W. Hamot

FOR ALL nominees listed above	WITHHOLD AUTHORITY to vote for all nominees listed above	FOR ALL EXCEPT (indicate exceptions below)

☐	☐	☐

(AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) MAY BE WITHHELD BY STRIKING OUT THE NAME(S) OF SUCH NOMINEE(S) ABOVE OR BY WRITING THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

________________________________________________________________

WE RECOMMEND A VOTE FOR PROPOSALS 2, 3, AND 4.

Proposal 2

To vote upon a proposal submitted by Costa Brava that requests that the Board of Directors establish a policy of separating, whenever possible, the roles of Chair and Chief Executive Officer, so that an independent director who has not served as an executive officer of the Company serves as Chair of the Board of Directors.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Proposal 3

To vote upon a proposal recommending that the Board of Directors of the Company consider a recapitalization transaction that adopts a single class of common stock for the Company with equal voting rights, including for the election of the Board of Directors.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Proposal 4

To vote upon a proposal authorizing the Company, if any of the Costa Brava Nominees are elected to the Board of Directors, to reimburse the costs and expenses of Costa Brava and the Costa Brava Nominees in undertaking this solicitation, including those incurred in connection with the nomination of the Costa Brava Nominees.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Proposal 5

To ratify the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Please check this box if you plan to attend the Annual Meeting.   ☐

Dated: _____________________, 2006

Signature

Signature if held jointly

Name: _____________________________

Title: _____________________________

Please sign exactly as your name appears hereon. When shares are held by two or more persons, all of them should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.